UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2016

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 28, 2016, Coca-Cola Bottling Co. Consolidated (the “Company”) completed the acquisition from Coca-Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca-Cola Company, of the following (the “October 2016 Acquisitions”):

•	distribution assets that included (i) rights to distribute certain cross-licensed brands distributed by CCR in territories located in Indiana, Kentucky, Ohio and West Virginia served by distribution facilities located in Cincinnati, Dayton, Lima and Portsmouth, Ohio and Louisa, Kentucky as well as (ii) other assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands, as contemplated by an asset purchase agreement dated September 1, 2016 between the Company and CCR, a copy of which was filed with the Securities and Exchange Commission (“SEC”) on September 6, 2016 (the “Distribution APA”); and

•	a regional manufacturing facility located in Cincinnati, Ohio and related assets, as contemplated by an asset purchase agreement dated September 1, 2016 between the Company and CCR, a copy of which was filed with the SEC on September 6, 2016 (the “Manufacturing APA”).

The October 2016 Acquisitions are the latest in a series of previously-announced transactions the Company has engaged in with The Coca-Cola Company and CCR as part of The Coca-Cola Company’s plans to refranchise its North American bottling territories, by which the Company has significantly expanded its distribution and manufacturing operations. In addition to the October 2016 Acquisitions, the Company has closed the following acquisitions in fiscal 2016 with CCR (together with the October 2016 Acquisitions, the “Acquired Business”):

•	on January 29, 2016, acquired (i) distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia, and (ii) a regional manufacturing facility located in Sandston, Virginia and related manufacturing assets for a cash purchase price of $65.7 million, which remains subject to post-closing adjustment;

•	on April 1, 2016, acquired distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Alexandria, Virginia and Capitol Heights and La Plata, Maryland for a cash purchase price of $35.6 million, which remains subject to post-closing adjustment; and

•	on April 29, 2016, acquired (i) distribution assets that included rights to distribute certain cross-licensed brands distributed in the territories by CCR as well as the assets used by CCR in the distribution of the cross-licensed brands and of The Coca-Cola Company brands for territories served by distribution facilities in Baltimore, Hagerstown and Cumberland, Maryland and (ii) two regional manufacturing facilities located in Silver Spring and Baltimore, Maryland and related manufacturing assets for a cash purchase price of $69.0 million, which remains subject to post-closing adjustment.

None of the acquisitions of the Acquired Business individually were significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K; however, as a result of the October 2016 Acquisitions, the Acquired Business now is significant under Rule 3-05 of Regulation S-X and Item 2.01 of Form 8-K. The Company paid approximately $268.3 million in the aggregate (subject to post-closing adjustments) for the Acquired Business, which was the result of the application of valuation principles which are customary in the soft drink industry (e.g., application of an EBITDA multiple to determine the brand business values and the use of net book values for the distribution and manufacturing assets and working capital).

Description of Agreements and Exhibits are Qualified by Full Text. The foregoing descriptions of the Distribution APA and the Manufacturing APA are qualified in their entirety by reference to the full text of such agreements and all exhibits thereto, which are filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Important Warning Regarding the Information in the Distribution APA and the Manufacturing APA and the Exhibits to Such Agreements. The Distribution APA and the Manufacturing APA, including any exhibits to these agreements, have been included to provide investors with information regarding their terms. There are representations and warranties contained in these agreements which were made by the respective parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of each such agreement and may be subject to important qualifications and limitations agreed to by the respective parties in connection with negotiating their terms (including qualification by disclosures that are not necessarily reflected in these agreements). Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information. In addition, information concerning the subject matter of the representations and warranties may change after the date of each such agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors should read the Distribution APA and the Manufacturing APA, as well as all exhibits to these agreements, together with the other information concerning the Company, The Coca-Cola Company and CCR that each company or its affiliates publicly files in reports and statements with the SEC.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates. The Coca-Cola Company also owns approximately 34.8% of the outstanding common stock of the Company, which represents approximately 4.9% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders filed with the SEC on March 30, 2016.

Item 9.01.	Financial Statements and Exhibits.

(a) – (b)

The Company will file financial statements and pro forma information with respect to the Acquired Business for the periods specified in Rule 3-05(b) of Regulation S-X by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed. Pursuant to a letter dated October 25, 2016 from the Staff of the SEC’s Division of Corporate Finance, the Staff stated that it would not object to the Company’s proposal to provide abbreviated statements of assets acquired and liabilities assumed and of net revenues and direct operating expenses for the Acquired Business in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

(d)	Exhibits.

Exhibit No.	Description	Incorporated By Reference To

2.1+	Distribution Asset Purchase Agreement, dated September 1, 2016, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 6, 2016 (File No. 0-9286).

2.2+	Manufacturing Asset Purchase Agreement, dated September 1, 2016, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 6, 2016 (File No. 0-9286).

+	Certain schedules and similar supporting attachments to this agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED

Date: November 3, 2016	By:	/s/ Clifford M. Deal, III
Clifford M. Deal, III
Senior Vice President, Chief Financial Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

EXHIBITS

CURRENT REPORT

ON

FORM 8-K

Date of Event Reported: October 28, 2016	Commission File No: 0-9286

COCA-COLA BOTTLING CO. CONSOLIDATED

EXHIBIT INDEX

Exhibit No.	Description	Incorporated By Reference To

2.1+	Distribution Asset Purchase Agreement, dated September 1, 2016, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 6, 2016 (File No. 0-9286).

2.2+	Manufacturing Asset Purchase Agreement, dated September 1, 2016, by and between the Company and Coca-Cola Refreshments USA, Inc.	Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 6, 2016 (File No. 0-9286).

+	Certain schedules and similar supporting attachments to this agreement have been omitted, and the Company agrees to furnish supplemental copies of any such schedules and similar supporting attachments to the Securities and Exchange Commission upon request.